Exhibit 10.1

SOMALOGIC, INC.

Key Employee Severance Plan

Amended and Restated Participation Notice

To:

Date:

SomaLogic, Inc., a Delaware corporation (the “Company”) is being acquired by Standard BioTools Inc., a Delaware corporation (the “Parent”), pursuant to the Agreement and Plan of Merger (as may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among the Company, Parent, and certain other parties named therein (the “Merger”).

The Company adopted the SomaLogic, Inc. Key Employee Severance Plan (the “Plan”). The Company previously provided you with a Participation Notice to inform you that you were designated as a Participant in the Plan. A copy of the Plan document is attached to this Amended and Restated Participation Notice (the “Amended Notice”). The terms and conditions of your participation in the Plan are as set forth in the Plan and this Amended Notice, which together constitute the Summary Plan Description for the Plan.

This Amended Notice is contingent upon and shall become effective upon the closing of the Merger. In the event the Merger Agreement is terminated pursuant to its terms and the Merger does not occur, this Amended Notice shall terminate concurrently therewith without effect being given to any provision hereof.

The Company’s Board of Directors (the “Board”) has deemed the Merger to constitute a “Change in Control” for purposes of the Plan. Therefore, any Termination Without Cause (as defined in the Plan) or resignation for Good Reason (as defined in the Plan) that occurs on or within twelve (12) months following the closing of the Merger will constitute a Change in Control Termination for purposes of the Plan.

This Amended Notice will be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

Please return to the Company’s General Counsel a copy of this Amended Notice signed by you. Please retain a copy of this Amended Notice, along with the Plan document, for your records.

(Signature)

(Date)

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